MANAGING DEALER WARRANT AGREEMENT

THIS MANAGING DEALER WARRANT AGREEMENT (the “Agreement”), dated as of July 19, 2006, is made and entered into by and between QUINTESSENCE PHOTONICS CORPORATION, a Delaware corporation (the “Company”), and BROOKSTREET SECURITIES CORPORATION, a California corporation (“Brookstreet” or the “Warrantholder”).

The Company sold 9,445,600 shares of its Common Stock (the “Offering Shares”) in a private offering (the “Offering”) on a best efforts basis to accredited investors only at a purchase price of $1.25 (the “Exercise Price”) per Offering Share. Brookstreet was the Managing Dealer of the Offering pursuant to a Managing Dealer Agreement dated December 5, 2005, Amendment No. 1 to Managing Dealer Agreement dated May 22, 2006 and Amendment No. 2 to Managing Dealer Agreement dated May 30, 2006 (the “Managing Dealer Agreement”) between the Company and Brookstreet. The Managing Dealer Agreement provides that, on consummation of the sale of the Offering Shares, the Company shall sell and issue to Brookstreet Warrants (as defined by Section 1.1) entitling Brookstreet to purchase, on the terms and conditions hereinafter set forth, shares of Company Common Stock (the “Shares”).

In consideration of the foregoing and in satisfaction of the Company’s obligations contained in the Managing Dealer Agreement and for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations with respect thereto, the Company and the Warrantholder, for value received, hereby agree as follows:

Section 1. Issuance of Warrants; Transferability and Form of Warrants.

1.1 Issuance of the Warrants. The Company agrees that at the final closing of the Offering, it shall issue to the Warrantholder warrants for the purchase of the number of Shares equal to 20% of the aggregate number of Offering Shares sold in the Offering (the “Warrants”).

1.2 Number of Shares and Certification. Each Warrant will entitle the Warrantholder to purchase one Share, at the Warrant Price (as defined in Section 8 hereof). The Warrants being sold and issued pursuant to this Agreement shall be evidenced by Warrant Certificates substantially in the form of Exhibit A hereto (the “Warrant Certificate”).

1.3 Registration. The Warrants shall be numbered and shall be registered on the books of the Company when issued.

1.4 Transfer. The Warrantholder, at Warrantholder’s sole discretion, may transfer the Warrants, in whole or in part only, to affiliates, employees, selected dealers, and others. The Warrants shall be transferable in whole or in part only on the books of the Company maintained at its principal office in Sylmar, California, or wherever its principal office may then be located, upon delivery thereof duly endorsed by the Warrantholder or by its duly authorized attorney or representative, accompanied by proper evidence of succession, assignment or authority to transfer. Upon any registration of transfer, the Company shall promptly execute and deliver new Warrants to the person or persons entitled thereto.

1.5 Form of Warrants. The text of the Warrants and of the form of election to purchase Shares shall be substantially as set forth in Exhibit A attached hereto. The number of Shares issuable upon exercise of the Warrants is subject to adjustment upon the occurrence of certain events, all as hereinafter provided. The Warrants shall be executed on behalf of the Company by its President or Chief Financial Officer. A Warrant bearing the signature of an individual who was at the time of signature the proper officer of the Company shall bind the Company, notwithstanding that such individual shall have ceased to hold such office prior to the delivery of such Warrant or did not hold such office on the date of this Agreement. The Warrants shall be dated as of the date of signature thereof by the Company either upon initial issuance or upon division, exchange, substitution or transfer.

1.6 Legend on Shares. Each Warrant certificate and certificate for Shares initially issued upon exercise of the Warrants shall bear the following legend, unless, at the time of exercise, such Shares are subject to a currently effective registration statement under the Securities Act of 1933, as amended (the “Act”):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.”

Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution pursuant to a registration statement under the Act, of the securities represented thereby) shall also bear the above legend unless, in the opinion of the Company’s counsel, the securities represented thereby need no longer be subject to such restrictions.

Section 2. Exchange of Warrant Certificate. Any Warrant certificate may be exchanged for another certificate or certificates entitling the Warrantholder to purchase a like aggregate number of Shares as the certificate or certificates surrendered then entitled such Warrantholder to purchase. Any Warrantholder desiring to exchange a Warrant certificate shall make such request in writing delivered to the Company, and shall surrender, properly endorsed, with signatures guaranteed, the certificate evidencing the Warrant to be so exchanged. Thereupon, the Company shall execute and deliver to the person or persons entitled thereto a new Warrant certificate as so requested.

Section 3. Term of Warrants; Exercise of Warrants.

3.1 Subject to the terms of this Agreement, each Warrantholder shall have the right, at any time during the period commencing at 9:00 a.m., Western Time, on the date of issuance of the Warrants and ending at 5:00 p.m. of the day preceding the fifth anniversary date of the issuance (the “Termination Date”), to purchase from the Company up to the number of fully paid and nonassessable Shares to which the Warrantholder may at the time be entitled to purchase pursuant to this Agreement. Such purchase of Shares shall be effectuated by the surrender to the Company, at its principal office, of the certificate evidencing the Warrants to be exercised, together with the purchase form on the reverse thereof duly filled in and signed, with signatures guaranteed, and upon payment to the Company of the Warrant Price (as defined in and determined in accordance with the provisions of this section 3 and section 8 hereof), for the number of Shares in respect of which such Warrants are then exercised.

3.2 Payment of the aggregate Warrant Price shall be made pursuant to Section 3.3 hereof. Upon surrender of the Warrants and payment of such Warrant Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Warrantholder, and in such name or names as the Warrantholder may designate, a certificate or certificates for the number of full Shares so purchased upon the exercise of the Warrant, together with cash, as provided in Section 10 hereof, in respect of any fractional Shares otherwise issuable upon such surrender. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such securities as of the date of surrender of the Warrants and payment of the Warrant Price, as aforesaid, notwithstanding that the certificate or certificates representing such securities shall not actually have been delivered or that the stock transfer books of the Company shall then be closed. The Warrants shall be exercisable, at the election of each Warrantholder, either in full or from time to time in part and, in the event that a certificate evidencing the Warrants is exercised in respect of less than all of the Shares specified therein at any time prior to the Termination Date, a new certificate evidencing the remaining portion of the Warrants shall be issued by the Company to such Warrantholder.

3.3 Manner of Exercising Warrant.

(a) In order to exercise this Warrant with respect to all or any part of the Shares for which this Warrant is at the time exercisable, Warrantholder (or any other person or persons exercising the Warrant) must take the following actions:

(i)  Execute and deliver to the Company a written notice of exercise stating the number of Shares being purchased (in whole shares only) and such other information set forth on the form of Notice of Exercise attached hereto as Appendix A; and

(ii)  Pay the aggregate Exercise Price for the Shares in one or more of the following forms:

(A)  Cash or check made payable to the Company.

(B)  A promissory note payable to the Company, but only to the extent authorized by the Company and applicable provisions of the California Corporations Code.

Should the Company’s Common Stock be registered under Section 12 of the Exchange Act at the time the Warrant is exercised, then the Exercise Price may also be paid as follows:

(C)   By surrender of this Warrant at the principal office of the Company together with notice of cashless election, in which event the Company shall issue to Warrantholder a number of Shares computed using the following formula:

X = Y (A-B)/A

where: X = the number of Shares to be issued to Holder.

Y = the number of Shares for which this Warrant is being exercised.

A = the Market Price of one share of Common Stock (for purposes of this Section 3(a)(ii)(C), the "Market Price" shall be defined as the average closing price of the Common Stock for the five trading days prior to the date of exercise of this Warrant (the "Average Closing Price"), as reported by the O.T.C. Bulletin Board, or if the Common Stock is not traded on the O.T.C. Bulletin Board, the Average Closing Price in any other over-the-counter market; provided, however, that if the Common Stock is listed on a stock exchange, the Market Price shall be the Average Closing Price on such exchange for the five trading days prior to the date of exercise of the Warrants. If the Common Stock is/was not traded during the five trading days prior to the date of exercise, then the closing price for the last publicly traded day shall be deemed to be the closing price for any and all (if applicable) days during such five trading day period.

B = the Exercise Price.

For purposes of Rule 144 and sub-section 3.3(a)(ii)(C) hereof, it is intended, understood and acknowledged that the Shares issuable upon exercise of this Warrant in a cashless exercise transaction shall be deemed to have been acquired at the time this Warrant was issued. Moreover, it is intended, understood and acknowledged that the holding period for the Shares issuable upon exercise of this Warrant in a cashless exercise transaction shall be deemed to have commenced on the date this Warrant was issued.

(D) Through a special sale and remittance procedure compliant with applicable federal and state securities law pursuant to which the Warrantholder (or any other person or persons exercising the Warrant) shall concurrently provide irrevocable instructions (a) to a Company-approved brokerage firm to effect the immediate sale of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Warrant Price payable for the purchased Shares plus all applicable Federal, State and local income and employment taxes required to be withheld by the Company by reason of such exercise and (b) to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale.

(b)  As soon as practical after the Exercise Date, the Company shall issue to or on behalf of the Warrantholder (or any other person or persons exercising this Warrant) a certificate for the purchased Shares, with the appropriate legends affixed thereto.

(c)  In no event may this Warrant be exercised for any fractional Shares.

Section 4. Registration Rights.

4.1 Registration. Not later than September 18, 2006, the Company shall file a registration statement (the “Registration Statement”) covering the public sale of the Shares together with the other Registrable Securities (defined below), and the Company will cause such Shares to be registered under the Act and continue to keep the Registration Statement effective for a period of 16 months. “Registrable Securities” are defined as: (i) up to $2 million worth of shares of common stock sold by the Company prior to the commencement of the Offerings (the “Early Offering”); (ii) all Shares issued in the Offerings; (iii) all Shares underlying the Warrants, (iv) all Shares underlying the Brookstreet Warrants; (v) all Shares issued to Richardson & Patel LLP in connection with the Offering and/or the contemplated Reverse Merger; (vi) all Shares underlying the warrants issued in connection with the $500,000 bridge loan financing that closed on or about November 25, 2005; and (vii) all Shares underlying warrants issued by the Company in connection with the Loan Agreement dated on or about August 1, 2005. The Company shall bear the expenses in connection with the registration of the Registrable Securities (exclusive of underwriting discounts and commissions).

4.2  Piggyback Registration. In addition to the registration rights set forth in Section 4.1, if the registration statement is not filed with or otherwise declared effective by the Securities and Exchange Commission (the “Commission”), then the Warrantholder shall also have certain “piggyback” registration rights as follows:

(a) If at any time after the issuance of the Shares, the Company shall file with the Commission a registration statement under the Act registering any shares of equity securities and which could also include for registration the Shares, the Company shall give written notice to each Warrantholder prior to such filing.

(b) Within 20 calendar days after such notice from the Company, each Warrantholder shall give written notice to the Company whether or not such Warrantholder desires to have all of such Warrantholder’s Shares included in the registration statement. If any Warrantholder fails to give such notice within such period, such Warrantholder shall not have the right to have its Shares registered pursuant to such registration statement. If any Warrantholder gives such notice, then the Company shall include such Warrantholder’s Shares in the registration statement, at Company’s sole cost and expense, subject to the remaining terms of this Section 4.2.

(c) If the registration statement relates to an underwritten offering, and the underwriter shall determine in writing that the total number of shares of equity securities to be included in the offering, including the Shares, shall exceed the amount which the underwriter deems to be appropriate for the offering, the number of Shares to be included in the registration statement shall be reduced in the same proportion as the remainder of the Shares in the offering and such participating Warrantholder’s Shares included in such registration statement will be reduced proportionately. For this purpose, if other securities in the registration statement are derivative securities, their underlying shares shall be included in the computation. Each participating Warrantholder shall enter into such agreements as may be reasonably required by the underwriters and each Warrantholder shall pay the underwriter’s commissions relating to the sale of their respective Shares.

(d) The Warrantholders shall have an unlimited number of opportunities to have the Shares registered under this Section 4.2 provided that the Company shall not be required to register any Shares or keep any registration statement effective beyond such period required under Section 4.4(a) of this Agreement.

(e) The Warrantholder shall furnish in writing to the Company such information as the Company shall reasonably require in connection with a registration statement.

4.3 Expenses of Registration. All expenses of registration (“Registration Expenses”) incurred in connection with any registration, qualification or compliance pursuant to Section 4 shall be borne by the Company. All expenses of sale of the Shares on the public market after registration shall be borne by the Warrantholders.

4.4 Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Agreement, the Company will keep each Warrantholder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense, the Company will:

(a) Effectiveness. Prepare and file with the Commission a registration statement with respect to such securities and use its commercially reasonable best efforts to cause such registration statement to become and remain effective for at least 16 months or until the distribution described in the registration statement has been completed, whichever is shorter;

(b) Amendments. Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

(c) Copies of Documents. Furnish to the Warrantholders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters or such Warrantholders may reasonably request in order to facilitate the public offering of such securities;

(d) Blue Sky Laws. Use its commercially reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Warrantholders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act;

(e) Notification. Notify each Warrantholder whose Shares are covered by such registration statement if at any time the Company shall determine that the registration statement or any prospectus included therein shall contain an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and thereafter, subject to Section 4.4(f) and the last paragraph of this Section 4, promptly prepare and file with the Commission an amendment to the registration statement or a supplement to the prospectus as may be necessary to correct such untrue statement or omission, and notify the selling Warrantholders of such filing;

(f) Amendment or Supplement to Registration Statement. Prepare and file as soon as reasonably practicable with the Commission and promptly notify each Warrantholder whose Shares are covered by such registration statement of the filing of such amendment or supplement to the registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Act, the Company determines that any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading or if the Company determines that an amendment to the registration statement or supplement to the prospectus is advisable before further sales of Shares should be made; provided that if the Board of Directors of the Company determines that amending the registration statement or supplementing the prospectus might be detrimental to the Company, then notwithstanding this Section 4.4(f) the Company may defer such amendment or supplement for up to 120 days, provided that: (i) the Company shall not use such right of deferral with respect to any registration statement for more than an aggregate of 120 days in any 12-month period; and (ii) the number of days the Company is required to keep the registration statement effective shall be extended by the number of days for which the Company shall have used such right of deferral;

(g) Stop Order. Advise each Warrantholder whose Shares are covered by such registration statement promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its commercially reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

(j) Listing. Cause Shares registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed; and

(i) Transfer Agent and Registrar. Provide a transfer agent and registrar for all Shares registered pursuant hereunder and a CUSIP number for all such Shares in each case not later than the effective date of such registration.

If a Warrantholder receives a notification from the Company pursuant to this Section 4 that a registration statement or prospectus contains an untrue statement or omission or that the Company is exercising its rights pursuant to Section 4.4(f), then such Warrantholder shall: (i) keep the fact of such notification and its contents confidential and (ii) immediately suspend all sales of securities of the Company and any use of the registration statement or prospectus as to which the notification applies, until such time as such Warrantholder receives notification from the Company that an amendment to the registration statement or a supplement to the prospectus has been filed and that sales may be made.

4.5 Transfer of Registration Rights. The rights granted hereunder to cause the Company to register securities or to participate in a registration of the Company may not be assigned to any transferee or assignee of the Warrants unless the transferee agrees to be bound by the terms and conditions of this Agreement; provided however that Brookstreet may distribute the warrants to affiliates, agents and employees at its discretion in conformity with applicable law.

Section 5. Payment of Taxes. The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of the Warrants or the securities comprising the Shares; provided, however, the Company shall not be required to pay any tax which may be payable in respect of any secondary transfer of the Warrants or the securities comprising the Shares.

Section 6. Mutilated or Missing Warrants. In case the certificate or certificates evidencing the Warrants shall be mutilated, lost, stolen or destroyed, the Company shall, at the request of the Warrantholder, issue and deliver in exchange and substitution for and upon cancellation of the mutilated certificate or certificates, or in lieu of and substitution for the certificate or certificates lost, stolen or destroyed, a new Warrant certificate or certificates of like tenor and representing an equivalent right or interest, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such Warrant and payment of the reasonable out-of-pocket expenses incurred by the Company in issuing a replacement Warrant Certificate.

Section 7. Reservation of Shares. There has been reserved, out of its authorized Capital Stock, such number of shares of Common Stock as shall be subject to purchase under the Warrants, and the Company shall at all times keep reserved, for so long as any of the Warrants remain outstanding, such shares of Common Stock that from time to time are, and such additional shares or other securities that, pursuant to Section 10 hereof, become issuable on exercise of the Warrants.

Section 8. Exercise Price. The price per share at which Shares shall be purchasable upon the exercise of the Warrants shall be $1.25, subject to any adjustments thereto required pursuant to Section 9 hereof (and as so adjusted, the “Exercise Price”).

Section 9. Adjustment of Number of Shares. Unless otherwise set forth in Section 9 of this Agreement, the number and kind of securities purchasable upon the exercise of the Warrants and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

9.1 Adjustment of Number of Shares and Class of Capital Stock Purchasable. If the Company:

(a) subdivides its outstanding shares of Common Stock into a greater number of shares; or

(b) issues by reclassification of its shares of Common Stock any shares of its capital stock;

then the number and classes of shares purchasable upon exercise of each Warrant in effect immediately prior to such action shall be adjusted so that the holder of any Warrant thereafter exercised may receive the number and classes of shares of capital stock of the Company which such holder would have owned immediately following such action if such holder had exercised the Warrant immediately prior to such action. The adjustment shall become effective immediately after the effective date of the subdivision or reclassification.

If after an adjustment, the holder of a Warrant upon exercise of it may receive shares of two or more classes of capital stock of the Company, the Board of Directors of the Company shall in good faith determine the allocation of the adjusted Exercise Price between or among the classes of capital stock. After such allocation, that portion of the Exercise Price applicable to each share of each such class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Agreement. Notwithstanding the allocation of the Exercise Price between or among shares of capital stock as provided by this Section 9.1, a Warrant may only be exercised in full by payment of the entire Exercise Price currently in effect.

9.2 Par Value of Shares of Common Stock. Before taking any action which would cause an adjustment effectively reducing the portion of the Warrant Price allocable to each Share below the then par value (if any) per share of the Common Stock issuable upon exercise of the Warrants, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Common Stock upon exercise of the Warrants.

9.3 Independent Public Accountants. The Company may retain a firm of independent public accountants of recognized national standing (which may be any such firm regularly employed by the Company) to make any computation required under this Section 9, and a certificate signed by such firm shall be conclusive evidence of the correctness of any computation made under this Section 9.

9.4 Statement on Warrant Certificates. Irrespective of any adjustments in the number of Shares or other securities issuable upon exercise of Warrants, Warrant certificates theretofore or thereafter issued may continue to express the same number of securities as are stated in the similar Warrant certificates initially issuable pursuant to this Agreement. However, the Company may, at any time in its sole discretion (which shall be conclusive), make any change in the form of Warrant certificate that it may deem appropriate and that does not affect the substance thereof; and any Warrant certificate thereafter issued, whether upon registration of transfer of, or in exchange or substitution for, an outstanding Warrant certificate, may be in the form so changed.

Section 10. Fractional Interests; Current Market Price. The Company shall not be required to issue fractional Shares on the exercise of any of the Warrants. If any fraction of a Share would, except for the provisions of this Section 10, be issuable on the exercise of the Warrants (or any specified portion thereof being exercised), the Company shall pay to the Warrantholder, in lieu of the issuance of such fractional Share, an amount in cash equal to the then Current Market Price multiplied by such fraction. For purposes of this Agreement, the term “Current Market Price” shall mean (i) if the Common Stock is traded in the over-the-counter market and not on any national securities exchange, the average of the per share closing bid prices of the Common Stock on the 30 consecutive trading days immediately preceding the date in question, or (ii) if the Common Stock is traded on a national securities exchange, the average for the 30 consecutive trading days immediately preceding the date in question of the daily per share closing prices of the Common Stock on the principal stock exchange on which it is listed, as the case may be. For purposes of clause (i) above, the bid price referred to in said clause shall be the lowest bid price as reported in the “pink sheets” published by National Quotation Bureau, Incorporated or the O.T.C. Bulletin Board, as applicable. The closing price referred to in clause (ii) above shall be the last reported sale price or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, on the national securities exchange on which the Common Stock is then listed.

Section 11. No Rights as Shareholder; Notices to Warrantholder. Nothing contained in this Agreement or in the Warrants shall be construed as conferring upon the Warrantholder or its transferees any rights as a shareholder of the Company, including the right to vote, receive dividends, consent or receive notices as a shareholder in respect of any meeting of shareholders for the election of directors of the Company or any other matter, unless and until the Warrantholder or such transferee (as the case may be) exercises the Warrants, in whole or in part, and pays the Warrant Price thereof to the Company. Notwithstanding the foregoing, however, if at any time prior to the earlier of the expiration of the Warrants and or their exercise in full, any one or more of the following events shall occur:

(a) any action which would require an adjustment pursuant to Section 9.1; or

(b) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger or sale of its property, assets and business as an entirety or substantially as an entirety) shall be proposed;

then, the Company shall give notice in writing of such event to the Warrantholder, in the manner provided in Section 14 hereof, at least 20 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to any relevant dividend, distribution, subscription rights or other rights or for the determination of shareholders entitled to vote on such proposed dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing of the transfer books, as the case may be.

Section 12. Indemnification.

12.1 Indemnification of Warrantholder. In the event of the filing of any registration statement with respect to the Shares pursuant to Section 4 hereof, the Company agrees to indemnify and hold harmless each Warrantholder and any holder of such Shares and each person, if any, who controls (within the meaning of the Act) the Warrantholder or any holder of such Shares, against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys’ fees), to which such Warrantholder or any holder of such Shares or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such Registration Statement, or any related preliminary prospectus, final prospectus, or amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary prospectus, final prospectus or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by such Warrantholder or the holder of such Shares specifically for inclusion therein. This indemnity will be in addition to any liability which the Company may otherwise have.

12.2 Indemnification of the Company. The Warrantholder and the holders of the Shares agree that they will indemnify and hold harmless the Company, each other person referred to in subparts (1), (2) and (3) of Section 11(a) of the Act in respect of any registration statement and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include but not be limited to, all costs of defense and investigation and all attorneys’ fees) to which the Company or any such director, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, or any related preliminary prospectus, final prospectus or amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary prospectus, final prospectus or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by the Warrantholder or such holder of Shares specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Warrantholder or such holder of Shares may otherwise have.

12.3 Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 12 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 12, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, reasonably assume the defense thereof, subject to the provisions herein stated, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 12 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action to its final conclusion. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided, however, that if the indemnified party is a Warrantholder or a holder of Shares or a person who controls a Warrantholder or a holder of Shares within the meaning of the Act, the fees and expenses of such counsel shall be at the expense of the indemnifying party if (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party or (ii) the named parties to any such action, including any impleaded parties, include both a Warrantholder or a holder of Shares or such controlling person and the indemnifying party and a Warrantholder or a holder of Shares or such controlling person shall have been advised by such counsel that there may be one or more legal defenses available to a Warrantholder or a holder of Shares or controlling person which are not available to or in conflict with any legal defenses which may be available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of a Warrantholder or a holder of Shares or such controlling person, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for the Warrantholder, the holders of the Shares and controlling persons, which firm shall be designated in writing by a majority in interest of such holders and controlling persons based upon the value of the securities included in the Registration Statement). No settlement of any action against an indemnified party shall be made without the consent of the indemnified and the indemnifying parties, which shall not be unreasonably withheld in light of all factors of importance to such parties.

Section 13. Contribution. In order to provide for just and equitable contribution under the Act in any case in which (i) a Warrantholder or any holder of the Shares or controlling person makes a claim for indemnification pursuant to Section 12 hereof but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of Section 13 hereof provide for indemnification in such case or (ii) contribution under the Act may be required on the part of any Warrantholder or any holder of the Shares or controlling person, then the Company and any Warrantholder or any such holder of the Shares or controlling person shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys’ fees), in either such case (after contribution from others) on the basis of relative fault as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or a Warrantholder or holder of Shares or controlling person on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and such holders of such securities and such controlling persons agree that it would not be just and equitable if contribution pursuant to this Section 13 were determined by pro rata allocation or by any other method which does not take account of the equitable considerations referred to in this Section 13. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 13 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Section 14. Notices. Any notice pursuant to this Agreement by the Company or by a Warrantholder or a holder of Shares shall be in writing and shall be deemed to have been duly given on the date of delivery or refusal indicated on the return receipt if delivered or mailed by certified mail, return receipt requested:

14.1 Warrantholder Address. If to the Warrantholder or a holder of Shares, addressed to Brookstreet Securities Corporation, 2361 Campus Drive, Suite 210, Irvine, CA, 92612, Attention: Stanley C. Brooks, President.

14.2 Company Address. If to the Company addressed to it a 15632 Roxford Street, Sylmar, CA 91342-1265, Attention: George Lintz, COO.

Each party may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in accordance herewith to the other party.

Section 15. Survival of Representations and Warranties. All statements contained in any schedule, exhibit, certificate or other instrument delivered by or on behalf of the parties hereto, or in connection with the transactions contemplated by this Agreement, shall be deemed to be representations and warranties hereunder. Notwithstanding any investigations made by or on behalf of the parties to this Agreement, all representations, warranties and agreements made by the parties to this Agreement or pursuant hereto shall survive.

Section 16. Miscellaneous.

16.1 Applicable Law. This Agreement shall be deemed to be a contract made under the laws of the State of California and for all purposes shall be construed in accordance with the laws of said State.

16.2 Jurisdiction. The parties submit to the jurisdiction of the Courts of the County of Orange, State of California or a Federal Court empaneled in the State of California for the resolution of all legal disputes arising under the terms of this Agreement, including, but not limited to, enforcement of any arbitration award.

16.3 Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company, the Warrantholder, or the holders of Shares shall bind and inure to the benefit of their respective successors and assigns hereunder. Notwithstanding the foregoing, however, nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrantholder and the holders of Shares, and their respective permitted transferees (other than transferees who acquire any Shares that are free of restrictions on transfer under this Agreement and under the Act), any legal or equitable right, remedy or claim under this Agreement. This Agreement shall be for the sole and exclusive benefit of the Company, the Warrantholder and the holders of Shares and such permitted transferees (other than transferees who acquire any Shares that are free of restrictions on transfer under this Agreement and under the Act).

16.4 Amendments. This Agreement may be amended only by a written instrument executed by duly authorized representatives of the Company and the Warrantholder.

16.5 Severability. In the event any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision, but only to the extent necessary to cure the infirmity that caused such provision to be held illegal, unenforceable or void.

16.6 Interpretation. This Agreement is the result of arms’-length negotiations between the parties hereto and no provision hereof, because of any ambiguity found to be contained in any of the provisions hereof, shall be construed against a party by reason of the fact that such party or its legal counsel was the draftsman of those provisions. Unless otherwise indicated elsewhere in this Agreement, (i) the term “or” shall not be exclusive, (ii) the term “including” shall mean “including, but not limited to,” and (iii) unless the context indicates otherwise the terms “herein,” “hereof,” “hereto,” “hereunder” and other terms similar to such terms shall refer to this Agreement as a whole and not merely to the specific section, subsection, paragraph or clause where such terms may appear.

16.7 Headings. The captions or headings of the sections and subsections of this Agreement are for convenience of reference only and shall be disregarded in interpreting, construing or applying any of the provisions of this Agreement.

16.8 Counterparts. This Agreement may be executed in separate counterparts, each of which shall be an original of and all of which together shall constitute one and the same instrument.

16.9  Attorneys’ Fees. If any legal action or is brought for the interpretation or enforcement of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed, all as of the day and year first above written.

QUINTESSENCE PHOTONICS CORPORATION a Delaware corporation
BY: George Lintz ITS: Chief Financial Officer

BROOKSTREET SECURITIES CORPORATION, a California corporation
BY: Kathleen M. McPherson ITS: Executive Vice President

Exhibit A

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, EXCHANGED, HYPOTHECATED OR TRANSFERRED IN ANY MANNER EXCEPT PURSUANT TO A REGISTRATION OR AN EXEMPTION FROM SUCH REGISTRATION AND IN COMPLIANCE WITH SECTION 1.4 OF THE AGREEMENT PURSUANT TO WHICH THEY WERE ISSUED.
Warrant Certificate No. _____
WARRANTS TO PURCHASE ___________ SHARES OF COMMON STOCK

QUINTESSENCE PHOTONICS CORPORATION,
A Delaware corporation

This certifies that, for value received, Brookstreet Securities Corporation, a California corporation, the registered holder hereof or assigns (the “Warrantholder”), is entitled to purchase from Quintessence Photonics Corporation, a Delaware corporation (the “Company”), at any time prior to: 5:00 PM Western Time on _____________, at the purchase price per share of $1.25 (the “Warrant Price”), the number of Shares of Common Stock of the Company set forth above (the “Shares”). The number of Shares issuable upon exercise of each Warrant evidenced hereby and the Warrant Price shall be subject to adjustment from time to time as set forth in the Warrant Agreement referred to below.

The Warrants evidenced hereby represent the right to purchase an aggregate of up to _________ Shares, subject to certain adjustments, and are issued under and in accordance with a Managing Dealer Warrant Agreement, dated as of _______________ (the “Warrant Agreement”), between the Company and Brookstreet Securities Corporation and are subject to the terms and provisions contained in the Warrant Agreement, to all of which the Warrantholder by acceptance hereof consents. All capitalized terms in this Warrant Certificate, to the extent not otherwise defined herein, shall have the meaning assigned to such terms in the Warrant Agreement. The Warrants have certain registration rights set forth in the Warrant Agreement.

The Warrants evidenced hereby may be exercised in whole or in part by presentation of this Warrant Certificate with the Purchase Form attached hereto duly executed (with a signature guarantee as provided thereon) and simultaneous payment of the Warrant Price at the principal office of the Company. Payment of such price shall be made as described in the Warrant Agreement.

Upon any partial exercise of the Warrants evidenced hereby, there shall be signed and issued to the Warrantholder a new Warrant Certificate in respect of the Shares as to which the Warrants evidenced hereby shall not have been exercised. These Warrants may be exchanged at the office of the Company by surrender of this Warrant Certificate properly endorsed for one or more new Warrants of the same aggregate number of Shares as evidenced by the Warrant or Warrants exchanged. No fractional Shares will be issued upon the exercise of rights to purchase hereunder, but the Company shall pay the cash value of any fraction upon the exercise of one or more Warrants. These Warrants are transferable at the office of the Company in the manner and subject to the limitations set forth in the Warrant Agreement.

This Warrant Certificate does not entitle any Warrantholder to any of the rights of a stockholder of the Company unless and until the Warrantholder exercises its rights to purchase Shares hereunder.

QUINTESSENCE PHOTONICS CORPORATION a Delaware corporation
Dated: _____________, _____	By: _________________________________ Its: _________________________________

PURCHASE FORM

QUINTESSENCE PHOTONICS CORPORATION
15632 Roxford Street
Sylmar, CA 91342-1265

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, ____________ Shares of Common Stock (the “Shares”) provided for therein, and requests that certificates for the Shares be issued in the name of:

(Please Print or Type Name)

(Address, including zip code)

(Social Security No. or Tax I.D. No.)

and, if said number of Shares shall not be all the Shares purchasable hereunder, that a new Warrant Certificate for the balance of the Shares purchasable under the within Warrant Certificate be registered in the name of the undersigned Warrantholder or his Assignee as below indicated and delivered to the address stated below.

Name of Warrantholder
or Assignee:

                                                (Please Print)

Address:

Signature: ______________________________	Dated: _________________________

Note: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever, unless these Warrants have been assigned.

ASSIGNMENT
(To be signed only upon assignment of Warrants)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto the assignee named below all of the rights of the undersigned represented by the attached Warrant with respect to the number of Shares covered by the Warrant set forth below:

(Name and Address of Assignee Must Be Printed or Typewritten)

Name of Assignee	Social Security No. or Tax ID No.	Address	No. of Shares

and does hereby irrevocably constitute and appoint _________________________________ Attorney to transfer said Warrants on the books of the Company, with full power of substitution in the premises.

Dated: ______________________________	_____________________________ Signature of Registered Holder

Note: The signature on this assignment must correspond with the name as it appears upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever.